UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Loiret Blvd., Lenexa, KS 66219

(Address of principal executive offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of the shareholders (the “Annual Meeting”) on Thursday, June 12, 2014. The Company previously reported the final results of the voting on the matters submitted to the shareholders. This Report is to correct the number of votes against the two proposals noted below. The corrections did not, however, affect the results of the vote on these proposals.

Proposal Two: Amendment to Articles of Incorporation. To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of its capital stock that the Company may issue from 9,375,000 to 85,000,000, of which 75,000,000 shares shall be classified as common stock and 10,000,000 shares shall be classified as blank check preferred stock.

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
356,777	1,016,324	2,651	51,003

The proposal was defeated.

Proposal Four: Approval under applicable Nasdaq rules of the issuance of all shares of common stock issuable upon the conversion of the Senior Secured Convertible Note and exercise of the Warrant issued in the March 2014 private placement. To approve under applicable Nasdaq rules of the issuance of all shares of common stock issuable upon conversion of the $2,000,000 Senior Secured Convertible Note and exercise of the Warrant issued in the Company’s private placement in March 2014 without the need for any Nasdaq Share Cap or any restriction on any anti-dilution provisions in the Note and Warrant.

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
393,090	979,166	3,223	51,276

The proposal was defeated.

The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

Date: July 9, 2014	By:	/s/ STANTON E. ROSS
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer